As Filed with the Securities and Exchange Commission on September 8, 2000
                                                       Registration No. 333-____
         _______________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  TECHSYS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

  New Jersey                                         22-3276736
  ----------                                         ----------
(State or Other Jurisdiction of                    (I.R.S.  Employer
Incorporation or Organization)                     Identification Number)

                                 44 Aspen Drive
                          Livingston, New Jersey 07039
                                 (973) 422-1666
                                 --------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Steven L. Trenk
                                  TechSys, Inc.
                                 44 Aspen Drive
                              Livingston, NJ 07039
                                 (973) 422-1666
                                 --------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

        Approximate Date of Commencement of Proposed Sale to the Public:
  From time to time following the effective date of this Registration Statement

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans please check the following box:
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering:

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

===============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
        Title of Each                 Amount            Proposed Maximum         Proposed Maximum             Amount of
     Class of Securities               to be             Offering Price              Aggregate              Registration
       To be Registered            Registered(1)            Per Unit              Offering Price                 Fee
------------------------------- -------------------- ------------------------ ------------------------ ------------------------
Common Stock, no par value       10,344,166               $9.25(2)                $95,683,535(2)
------------------------------- -------------------- ------------------------ ------------------------ ------------------------
Total Fee                                                                                                $25,261
------------------------------- -------------------- ------------------------ ------------------------ ------------------------


(1) Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon exercise of 8,550,000 warrants pursuant to stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, and pursuant to Rule 457(c), based on the average of the high and low sales prices of the Common Stock, as reported on the Nasdaq SmallCap Market on September 5, 2000.

     -----------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

PROSPECTUS




                     Up to 10,344,166 Shares of Common Stock
                     Offered by certain Selling Stockholders



                                  TECHSYS, INC.



         This is an offering by certain Selling Stockholders, identified in this prospectus, of up to 10,344,166 shares of Common Stock of TechSys, Inc.

         The Selling Stockholders may offer the Shares through public or private transactions at prevailing market prices, at prices related to such prevailing market prices or at privately negotiated prices. See "Plan of Distribution" for a discussion of the methods of sale the Selling Stockholders or their pledgees, donees, transferees or other successors in interest may use to offer the Shares.

         The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. We have indemnified the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We will bear all expenses in connection with the registration and sales of the Shares, other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisers to the Selling Stockholders.

         On September 6, 2000, the last reported sale price of the Common Stock on the Nasdaq SmallCap Market was $9.31. The Common Stock is traded under the Nasdaq symbol "TKSS."

         See "Risk Factors" beginning on page 3 for a discussion of certain factors that you should consider before you invest in the Common Stock being sold with this prospectus.



-------------------------------------------------------------------------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------





                 The date of this Prospectus is ________________

                                TABLE OF CONTENTS

Where You Can Find More Information about TechSys, Inc......................1

Summary.....................................................................2

Risk Factors................................................................3

         General Risk Factors
         --------------------

         Continued Losses...................................................3

         Market Overhang from Outstanding Warrants and Options; Dilution....3

         Influence of Principal Stockholders................................3

         Health Care Regulations Related to Prior Operations................4

         Risks Associated with New Business Strategy
         -------------------------------------------

         Uncertainty with respect to Risks Relating to
           New Business Strategy............................................4

         Uncertainty with respect to Potential Business Targets.............4

         Additional Financing May be Required...............................4

         Risks Associated with Dry-Cleaning Operations
         ---------------------------------------------

         Seasonality........................................................5

         Competition........................................................5

         Environmental Laws.................................................5

Selling Stockholders........................................................6

Use of Proceeds.............................................................9

Plan of Distribution........................................................9

                    WHERE YOU CAN FIND MORE INFORMATION ABOUT

                                  TECHSYS, INC.

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of the information on file with the SEC at the SEC's public reference room at 459 Fifth Street, N.W., Washington, D.C. 20549. Copies of the filed documents can be obtained by mail from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Filed documents are also available to the public at the SEC's Web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered are sold.

1. Annual Report on Form 10-KSB for the year ended December 31, 1999 and the Amendment to Annual Report on Form 10-KSB/A for the year ended December 31, 1999.

2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, as amended, and June 30, 2000.

3. Current Reports on Form 8-K filed on August 24, 2000, September 5, 2000, and September 7, 2000.

4. The Description of the Company's Common Stock contained in Registration Statement No. 33-78288.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         You can request, and we will send to you, without charge, copies of documents that are incorporated by reference in this Prospectus but which are not delivered to you (other than exhibits to such documents which are not specifically incorporated by reference). You may request these copies by writing or telephoning the Company at: TechSys, Inc., 44 Aspen Drive, Livingston, New Jersey 07039, Attention: Mark N. Raab, telephone number (973) 422-1666.

         You should rely on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

                                     SUMMARY

         The  following  summary is  qualified  in its  entirety by the detailed
information  and  consolidated   financial   statements  included  elsewhere  or
incorporated by reference in this Prospectus.

         The Company
         -----------

         In July 2000, the Company implemented a business strategy that focuses on investing in and acquiring information technology businesses based in emerging markets with particular emphasis on India. We intend to focus on the information technology sector, with an emphasis on software services and internet-based call centers.

         The Company, through a wholly-owned subsidiary, provides dry-cleaning services primarily to the hospitality industry in the Phoenix, Arizona area. We operate a single plant and drop store and provide dry cleaning services to certain hotels.

         As part of our sale of substantially all of our dialysis-related assets to IHS of New York, Inc., we entered into a consulting agreement with IHS. We provide certain consulting services to IHS in consideration of an aggregate of $1,000,000 payable by IHS to us over the term of the agreement, which expires in October 2000.

         The Offering
         ------------

         This offering of up to 10,344,166 shares of Common Stock of TechSys, Inc. is by the Selling Stockholders. The shares offered consist of the following:

         (1) 7,000,000 shares which could be issued by one Selling Stockholder. We issued 200,000 Shares of Common Stock and a warrant to purchase up to 6,800,000 shares of Common Stock to one Selling Stockholder in a private placement. See "Selling Stockholders."

         (2) 1,527,500 shares owned by one Selling Stockholder. One Selling Stockholder, TechTron, Inc., beneficially owns approximately 39% of the outstanding Common Stock. Mr. Alvin S. Trenk, Mr. Steven L. Trenk, and Dr. Martin G. Jacobs, officers and directors of the Company, are each officers, directors and principal stockholders of this Selling Stockholder. See "Selling Stockholders."

         (3) 66,666 shares owned by one Selling Stockholder. We issued 66,666 shares of Common Stock to one Selling Stockholder in a private placement. See "Selling Stockholder."

         (4) 1,750,000 Shares that we may issue to several Selling Stockholders upon exercise of warrants and options. We issued warrants and options to purchase up to an aggregate of 1,750,000 shares of Common Stock to thirteen Selling Stockholders for various reasons. Included in these convertible securities are warrants to purchase an aggregate of 1,350,000 shares of Common Stock which we issued to Mr. Alvin S. Trenk, Mr. Steven L. Trenk, and Dr. Martin G. Jacobs, officers and directors of the Company, as an additional incentive for these Selling Stockholders to help the Company complete transactions in the technology sector. Included in these convertible securities are warrants we issued to ten Selling Stockholders for consulting services provided to the Company. The exercise prices of the warrants and options range from $1.15625 to $3.50. See "Selling Stockholders."

                                  RISK FACTORS

         Before you invest in our Common Stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included in this registration statement before you decide to purchase shares of our Common Stock.

Forward-Looking Information
---------------------------

         Some of the information in this registration statement contains forward-looking statements. You can identify these forward-looking statements with words like "believe," "expect," "may," "will," "should," "anticipate," "estimate," "continue," "goal" and other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this registration statement. The risk factors and other uncertainties in this registration statement could cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake to publicly update or revise any forward-looking statements.

                              GENERAL RISK FACTORS

Continued Losses
----------------

         In 1997, we recognized net income from operations of $1,324,229, or $.41 per share. This income was directly related to the gain on the sale of our dialysis-related operations in October 1997. Since October 1997 we have operated at a loss. We had net losses of $781,988, or ($.24) per share, and $2,883,558, or ($.88) per share, in the fiscal years ended December 31, 1998 and 1999, respectively. For the six months ended June 30, 2000, we recognized a net loss from operations of $1,299,947, or ($.38) per share, and had an accumulated deficit of $4,182,516. There can be no assurance that we will achieve profitability in the future.

Market Overhang from Outstanding Warrants and Options; Dilution
---------------------------------------------------------------

         The Company currently has outstanding 10,066,100 options and warrants to purchase our Common Stock. Exercise of these options or warrants or even the potential of their exercise may have an adverse effect on the trading price and market for our Common Stock. To the extent that such stock options or warrants are exercised, dilution to the interests of our stockholders would occur. Assuming no other issuance of securities, if all outstanding options and warrants are exercised the number of shares of outstanding Common Stock would increase by approximately 258% and significantly dilute the ownership interests and proportionate voting power of the existing holders of Common Stock.

Influence of Principal Stockholders
-----------------------------------

         Assuming no other issuance of, or conversions or exchanges of securities into, Common Stock, TechTron, Inc. would own approximately 39% of the outstanding Common Stock. Assuming no other issuance of, or conversions or exchanges of securities into, Common Stock, Lazar & Co. I.G., LLC would hold approximately 5% of the outstanding Common Stock. If the Warrant held by Lazar is exercised in full, and assuming no other issuance of, or conversions or exchanges of securities into, Common Stock, Lazar would hold approximately 64% of the outstanding Common Stock. The concentration of a substantial block of the outstanding shares of Common Stock in the hands of either single investor could render more difficult an acquisition of the Company which was favored by a majority of the other stockholders but opposed by the single investor. Through the voting of such shares and the ability of Lazar to designate two individuals to serve on the Board of Directors, subject to approval by the stockholders, Lazar would be in a position to exercise a significant degree of influence over the management and affairs of the Company.

Health Care Regulations Related to Prior Operations
---------------------------------------------------

         The Company's former dialysis operations were subject to extensive governmental regulation at the federal, state, and local levels. Our past or present contractual arrangement or business practices might be challenged, which might have an adverse effect on us.

                   RISKS ASSOCIATED WITH NEW BUSINESS STRATEGY

Uncertainty with respect to New Business Strategy
-------------------------------------------------

         In July 2000, the Company announced its new business strategy that focuses on investing in and acquiring information technology businesses based in emerging markets with particular emphasis on India. The success of this strategy will depend on our ability to identify and acquire appropriate target businesses. Our management does not have experience managing businesses in the information technology sector. There can be no assurance that we will be able to implement our new business strategy or that this strategy will ultimately be successful.

Uncertainty with respect to Potential Business Targets
------------------------------------------------------

         We have not selected any particular business targets upon which to concentrate our investment and acquisition efforts. In addition, the structure of future transactions with future business targets cannot be determined at the present time. Accordingly, there is no basis for prospective investors to evaluate the possible merits or risks of the business targets we may ultimately operate. Although management will endeavor to evaluate the risks inherent in particular business targets, including the degree of competition characterizing a particular business target, there can be no assurance that we will properly ascertain or assess all such risks.

Additional Financing May be Required
------------------------------------

         We may be required to seek additional financing in order to consummate transactions with potential business targets or to fund the operations or growth of a business target. In the event that we would be required to seek additional financing, there can be no assurance that such financing would be available on acceptable terms, or at all. To the extent that additional financing is not available when needed to consummate a particular transaction, we may be compelled to restructure the transaction or abandon that particular transaction and seek an alternative target business candidate, if possible. Our failure to secure additional financing after consummating a transaction with a business target could have a material adverse effect on the continued development or growth of the business target. Any future financings that involve the sale of our equity securities may result in dilution to the then current stockholders.

                  RISKS ASSOCIATED WITH DRY-CLEANING OPERATIONS

Seasonality
-----------

         The Company's dry-cleaning operations in the Phoenix, Arizona area are subject to seasonal fluctuations, with revenues from November through April being generally higher than for the rest of the year as a result of the cooler temperature in the region during those months. Our revenues and operating results have followed, and we anticipate will continue to follow, the general industry trend for dry-cleaning businesses in the Phoenix, Arizona area.

Competition
-----------

         Our dry-cleaning operations face competition from many individual and franchised cleaners. The cost of entry into the dry-cleaning business is relatively low and it requires only a low or semi-skilled labor force. While we remain competitive in the hospitality industry, our drop store operation faces substantial local competition from smaller and similar sized competitors. There can be no assurance that we will be able to retain existing retail or hotel customers or attract and retain new customers. Our failure to attract and retain customers, especially hotel customers, would have a material adverse effect on our business and operations.

Environmental Laws
------------------

         Our dry-cleaning operations are subject to various state hazardous waste disposal laws. The dry-cleaning operations use various cleaning chemicals which are classified as hazardous substances under applicable state and federal regulations. While we believe all hazardous substances used in our dry-cleaning operations are handled in accordance with applicable laws, rules and regulations, our business practices could be challenged, which could have an adverse effect on us.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information about the shares of Common Stock beneficially owned by each of the Selling Stockholders both before and after the sale of shares offered hereby.

                            SHARES BENEFICIALLY OWNED



                                             Shares Beneficially                                 Shares Beneficially
                                                Owned Before            Shares to                Owned After Offering
Name                                              Offering              be Offered            Number          Percentage(1)
----                                              ---------             ----------            --------        ----------
Lazar & Company I.G., LLC (2)                     7,000,000             7,000,000              0                --
TechTron, Inc. (3)                                1,527,500             1,527,500              0                --
Alvin S. Trenk (4)                                781,500               450,000                331,500          44.22%(3)
Steven L. Trenk (5)                               776,000               450,000                326,000          43.83%(3)
Martin G. Jacobs, M.D.(6)                         775,000               450,000                325,000          43.81%(3)
Technology Keiretsu, LLC (7)                      66,666                66,666                 0                --
Ryan, Beck & Co., Inc. (8)                        45,000                45,000                 0                --
Randy F. Rock (9)                                 40,000                40,000                 0                --
Michael J. Kollender (10)                         27,500                27,500                 0                --
Josephthal & Co., Inc. (11)                       50,000                50,000                 0                --
John E. D'Elisa (12)                              12,500                12,500                 0                --
Mark E. Brefka (12)                               12,500                12,500                 0                --
Jerald Belofsky (12)                              12,500                12,500                 0                --
Alliant Technologies, LLC (13)                    50,000                50,000                 0                --
Holding Capital Management, LLC (14)              100,000               100,000                0                --
The Equity Group, Inc. (15)                       50,000                50,000                 0                --
                                                                        ----------
     TOTAL                                                              10,344,166
                                                                        ----------


*Represents less than 1% of the total outstanding shares of Common Stock.

(1) Based on a total of 3,903,544 shares of Common Stock outstanding on September 1, 2000.

(2) Represents (i) 200,000 shares of Common Stock, and (ii) a warrant to purchase up to 6,800,000 shares of Common Stock exercisable at $3.00 per share, issued to the Selling Stockholder pursuant to a Securities Purchase Agreement dated June 7, 2000. Pursuant to the Purchase Agreement, so long as the warrant is outstanding the Selling Stockholder has the right to include among nominees for each annual meeting for the election of directors, two directors selected by the Selling Stockholder. Currently, the Selling Stockholder has not chosen to exercise this right.

(3) Represents shares of Common Stock held by TechTron, Inc., a principal shareholder of the Company. Alvin S. Trenk, Steven L. Trenk, and Martin
         G. Jacobs, M.D., officers and directors of the Company, are officers, directors and principal stockholders of TechTron and directly own an aggregate of approximately 80.69% of the outstanding common stock of TechTron. Messrs. Trenk and Dr. Jacobs are treated as a group herein for purposes of determining beneficial ownership.

(4) The Selling Stockholder serves as Chairman of the Board and a director of the Company. Represents (i) 450,000 shares issuable upon exercise of a warrant exercisable at $3.00 per share which was issued as an additional incentive for the Selling Stockholder to help the Company complete transactions in the technology sector, (ii) 150,000 shares issuable upon exercise of options exercisable at $1.4375 per share which were issued under the Company's 1997 Equity Incentive Plan, and
         (iii) 150,000 shares issuable upon exercise of options exercisable at $1.875 which were issued under the 1997 Plan. Does not include 100,000 shares issuable upon exercise of a warrant held by Holding Capital Management, LLC, an entity in which the Selling Stockholder holds 10% of the outstanding securities. See footnote 14 below. The Selling Stockholder may also be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Common Stock owned by TechTron.

(5) The Selling Stockholder serves as President, Chief Operating Officer and a director of the Company. Represents (i) 450,000 shares issuable upon exercise of a warrant exercisable at $3.00 per share which was issued as an additional incentive for the Selling Stockholder to help the Company complete transactions in the technology sector, (ii) 150,000 shares issuable upon exercise of options exercisable at $1.4375 per share which were issued under the 1997 Plan, (iii) 104,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under the 1997 Plan, (iv) 46,000 shares issuable upon exercise of options exercisable at $1.15625 per share which were issued under the 1997 Plan, (v) 25,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under the Company's 1994 Long Term Incentive Award Plan, and (vi) 1,000 shares held in the name of the Selling Stockholder's children. The Selling Stockholder may also be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Common Stock owned by TechTron.

(6) The Selling Stockholder serves as Corporate Medical Director and a director of the Company. Represents (i) 450,000 shares issuable upon exercise of a warrant exercisable at $3.00 per share which was issued as an additional incentive for the Selling Stockholder to help the Company complete transactions in the technology sector, (ii) 150,000 shares issuable upon exercise of options exercisable at $1.4375 per share which were issued under the 1997 Plan, (iii) 101,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under the 1997 Plan, (iv) 49,000 shares issuable upon exercise of options exercisable at $1.15625 per share which were issued under the 1997 Plan, and (v) 25,000 shares issuable upon exercise of options exercisable at $1.875 per share which were issued under the 1994 Plan. The Selling Stockholder may also be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Common Stock owned by TechTron.

(7) Represents 66,666 shares of Common Stock issued to the Selling Stockholder pursuant to Purchase Agreement dated August 31, 2000. The Selling Stockholder is the parent company of Alliant Technologies, LLC. See footnote 13 below. The Company holds a 2% interest in the Selling Stockholder.

(8) The Selling Stockholder provided financial consulting services to the Company. Represents (i) 33,750 shares issuable upon exercise of a warrant exercisable at $2.625 per share, and (ii) 11,250 shares issuable upon exercise of a warrant exercisable at $3.50 per share.

(9) The Selling Stockholder serves as an officer of Ryan, Beck & Co., Inc. and served as an officer of Josephthal & Co., Inc., entities that provided financial consulting services to the Company. Represents (i) 20,625 shares issuable upon exercise of a warrant exercisable at $2.625 per share, (ii) 12,500 shares issuable upon exercise of a warrant exercisable at $3.00 per share, and (iii) 6,875 shares issuable upon exercise of a warrant exercisable at $3.50 per share. The warrants were issued to the Selling Stockholder in connection with services rendered by Ryan, Beck and Josephthal to the Company.

(10) The Selling Stockholder serves as an officer of Ryan, Beck and the warrants were issued to the Selling Stockholder in connection with financial consulting services rendered by Ryan, Beck to the Company. Represents (i) 20,625 shares issuable upon exercise of a warrant exercisable at $2.625 per share, and (ii) 6,875 shares issuable upon exercise of a warrant exercisable at $3.50 per share.

(11) The Selling Stockholder provided financial consulting services to the Company. Represents 50,000 shares issuable upon exercise of a warrant exercisable at $3.00 per share.

(12) Each such Selling Stockholder served as an officer of Josephthal and the warrants were issued to each Selling Stockholder in connection with financial consulting services rendered by Josephthal to the Company. Represents shares issuable upon exercise of warrants exercisable at $3.00 per share.

(13) The Selling Stockholder provided consulting services to the Company. Represents shares issuable upon exercise of a warrant exercisable at $3.00 per share. The Selling Stockholder is a wholly-owned subsidiary of Technology Keiretsu, LLC. See footnote 7 above.

(14) The Selling Stockholder provided consulting services to the Company. Represents shares issuable upon exercise of a warrant exercisable at $2.00 per share. Mr. A. Trenk, Chairman of the Board and a director of the Company, holds 10% of the outstanding securities of the Selling Stockholder. See footnote 4 above.

(15) The Selling Stockholder provided consulting services to the Company. Represents shares issuable upon exercise of a warrant exercisable at $3.50 per share.

         The information in this table was provided to us by the Selling Stockholders. We agreed to register the Shares for the account of the Selling Stockholders and have filed with the SEC under the Securities Act a Registration Statement on Form S-3, of which this Prospectus is a part, covering the resale of the Shares from time to time.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the Shares. We will, however, receive the exercise prices upon exercise of the warrants and options if any of these warrants and options are exercised. These proceeds, if any, will be used for general corporate purposes.


                              PLAN OF DISTRIBUTION

         The Shares offered for resale are not being underwritten, and we will not receive any proceeds from this offering. The Selling Stockholders (or, subject to applicable law, their respective pledges, donees, transferees or other successors in interest) may offer their Shares at various times in one or more of the following transactions:

     o on the Nasdaq SmallCap Market or on such other market on which the Common Stock may from time to time be trading,

     o    in the over-the-counter market,

     o in negotiated transactions not on an exchange or over-the-counter market,

     o in connection with the exercise, exchange or conversion of derivative securities of Common Stock issued to the Selling Stockholders by pledge to secure debts or other obligations,

     o in connection with the writing of options on the Shares, short sales or in hedging transactions, and

     o    in a combination of any of the above transactions.

The Selling Stockholders also may sell Shares that qualify under Rule 144 of the Securities Act, where applicable. The Selling Stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if they deem the purchase price to be unsatisfactory at any particular time.

         The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the Shares offered hereby will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations thereunder.

         The Selling Stockholders, alternatively, may sell all or any part of the Shares offered hereby through an underwriter. No Selling Stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a Selling Stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this Prospectus.

         The Selling Stockholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by the Selling Stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the Shares.

         At the time a particular offer of Shares is made by or on behalf of the Selling Stockholders, a prospectus will be delivered to the extent required by the Securities Act.

         We have agreed with the Selling Stockholders, among other things, (i) to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisers to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders, and (ii) to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, as an underwriter or otherwise.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee..........................................    $ 25,261
NASDAQ fees and expenses......................................    $ 15,000
Blue sky fees and expenses....................................           0
Printing and engraving costs..................................    $    500
Legal fees....................................................    $  5,000*
Accounting fees...............................................    $  8,000*
Miscellaneous.................................................    $  1,000*
                                                                    -------
        Total.................................................    $ 54,761*


------------------------------------
                     *Estimate
====================================


Item 15. Indemnification of Officers and Directors

         Article 7 of the Company's Certificate of Incorporation provides as follows:

         Pursuant to Section 14A:2-7 of the New Jersey Business Corporation Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages or breach of any duty owed to the Corporation or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission:
(a) in breach of such person's duty of loyalty to the Corporation or its stockholders; (b) not in good faith or involving a knowing violation of law; or
(c) resulting in receipt by such person of an improper personal benefit.

         Article   V,   Section   1   of   the   Company's    By-laws   entitled
"Indemnification" provides as follows:

         The Corporation shall indemnify, and by this by-law does indemnify, all of its directors, officers, agents and employees serving as such from time to time after the date of the adoption of this by-law, both during their terms of office and thereafter, against all reasonable expenses, liabilities, judgments, fines and amounts paid in settlement actually incurred by them in the performance of their duties as directors, officers, agents or employees of the Corporation, to the fullest extent permitted by law. This indemnification may, in the discretion of the Board of Directors of the Corporation, include advances of reasonable expenses in advance of final disposition of any action, suit or proceeding. This indemnification shall not be exclusive of any other rights to which said directors, officers, agents or employees may be entitled. This indemnification shall inure to the benefit of the heirs, executors and administrators of said directors, officers, agents and employees of the Corporation.

         Statutory authority for indemnification of and insurance for the Company's directors and officers is contained in the New Jersey Business Corporation Act ("the Act"), in particular, Section 14A:3-5 of the Act, the material provisions of which may be summarized as follows:

         Directors and officers may be indemnified in non-derivative proceedings against settlements, judgments, fines and penalties and against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and also, in a criminal proceeding, he must have had no reasonable cause to believe that his conduct was unlawful. In derivative proceedings such persons may be indemnified against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but not against settlements, judgments, fines or penalties except that, without a court determination as to entitlement to indemnity, no indemnity may be provided to a person who has been adjudged liable to the corporation. In all cases, the Act provides that indemnification may only be made by the corporation (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct required of the person, requires a person to be indemnified for reasonable expenses (including counsel fees) to the extent he has been successful in any proceeding and permits a corporation to advance expenses upon an undertaking for repayment if it shall be ultimately determined that the director or officer is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to the Act is not exclusive of other rights of indemnification to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders or otherwise. However, no indemnification may be made to or on behalf of a director or officer if a final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions were in breach of his duty of loyalty to the corporation or its stockholders, were not in good faith or involved a knowing violation of law, or resulted in receipt by the director or officer of an improper personal benefit. A corporation may purchase and maintain insurance on behalf of any directors and officers against expenses incurred in any proceeding and liabilities asserted against them by reason of being or having been a director of officer, whether or not the corporation would have the power to indemnify the directors or officers against such expenses and liabilities under the statute.

         Each of the officers and directors of the Company is insured against certain liabilities which may be incurred as an officer or director of the Company or its subsidiaries pursuant to a Director and Officer Liability Insurance Policy issued by TIG Insurance Company. The general effect of the policy is that if any claims are made against officers or directors of the Company or its subsidiaries or any of them for a `Wrongful Act' (as defined in the policy) while acting in their individual or collective capacities as directors or officers, to the extent the Company has properly indemnified such officers and directors, the insurer will, subject to the retention amount, reimburse the Company or its subsidiary for 100% of any `Loss' (as defined in the policy). In addition, the extent that the Company or its subsidiary has not indemnified an officer or director, the insurer will pay on behalf of such officer or director 100% of the Loss. Under the policy, the term `Wrongful Act' means any actual or alleged breach of duty, error, misstatement, misleading statement, or omission done or attempted by the directors or officers solely in their capacities as such. There is no retention amount under the policy for a Loss for which the insured is not indemnified by the Company for all matters. The retention amount under the policy for a Loss for which the insured is indemnified by the Company is $150,000 for securities claims and $100,000 for all other matters.


Item 16. Exhibits.

         The  following  documents  are filed as Exhibits  to this  Registration
Statement:

Exhibit
Number   Exhibit
-------- -------

5            Opinion of Pitney, Hardin, Kipp & Szuch LLP

10.47 Purchase Agreement dated as of June 7, 2000 by and between Continental Choice Care, Inc. and Lazar & Company I.G., LLC (1)

10.48 Common Stock Purchase Warrant Certificate dated August 21, 2000 issued by Continental Choice Care, Inc. to Lazar & Company I.G., LLC (1)

10.51 Common Stock Purchase Warrant Certificate dated August 21, 2000 issued by Continental Choice Care, Inc. to Alvin S. Trenk (1)

10.52 Common Stock Purchase Warrant Certificate dated August 21, 2000, issued by Continental Choice Care, Inc. to Steven L. Trenk (1)

10.53 Common Stock Purchase Warrant Certificate dated August 21, 2000, issued Continental Choice Care, Inc. to Martin G. Jacobs, M.D. (1)

10.54 Purchase Agreement dated as of August 31, 2000 by and between TechSys, Inc. and Technology Keiretsu, LLC (2)

10.55 Warrant to purchase 30,000 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.56 Warrant to purchase 3,750 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.57        Warrant to purchase  20,625  shares of Common Stock issued to Randy
             F. Rock

10.58        Warrant to purchase 20,625 shares of Common Stock issued to Michael
             J. Kollender

10.59 Warrant to purchase 10,000 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.60 Warrant to purchase 1,250 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.61        Warrant to purchase 6,875 shares of Common Stock issued to Randy F.
             Rock

10.62        Warrant to purchase  6,875 shares of Common Stock issued to Michael
             J. Kollender

10.63 Replacement Warrant Agreement dated October 3, 1996 between the Company and Josephthal & Co., Inc.

10.64 Replacement Warrant Agreement dated October 3, 1996 between the Company and Randy F. Rock

10.65 Warrant Agreement dated October 3, 1996 between the Company and John E. D'Elisa

10.66 Warrant Agreement dated October 3, 1996 between the Company and Mark E. Brefka

10.67 Warrant Agreement dated October 3, 1996 between the Company and Jerald Belofskey

10.68 Warrant to purchase 50,000 shares of Common Stock issued to Alliant Technologies, LLC

10.69 Warrant to purchase 100,000 shares of Common Stock issued to Holding Capital Management, LLC

10.70 Warrant to purchase 50,000 shares of Common Stock issued to The Equity Group, Inc.

23(a)        Consent of Arthur Andersen LLP

23(b)        Consent of Pitney,  Hardin,  Kipp & Szuch LLP (contained in Exhibit
             5) (3)

24 Power of Attorney (contained on the signature page of this Registration Statement) (3)


---------------------

(1) Incorporated by reference from the Company's Current Report on Form 8-K filed on September 5, 2000.

(2) Incorporated by reference from the Company's Current Report on Form 8-K filed on September 7, 2000.

(3)          Included elsewhere in this Registration Statement.

Item 17. Undertakings.

         1.       The undersigned registrant hereby undertakes:

                  (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on the 8th day of September, 2000.

           TECHSYS, INC.

           ALVIN S. TRENK                          MARK N. RAAB
  By:      ______________________             By:  _______________________
           Alvin S. Trenk                          Mark N. Raab
           Chairman of the Board                   Chief Financial Officer
           (Principal Executive Officer)          (Principal Accounting Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Alvin S. Trenk and Steven L. Trenk and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                                                     Title                              Date
                                                     -----                              ----

By: ALVIN S. TRENK                          Chairman of the Board                     September 8, 2000
----------------------------------------    and Director
    Alvin S. Trenk


By: STEVEN L. TRENK                         President, Chief Operating                September 8, 2000
----------------------------------------    Officer and Director
    Steven L. Trenk


By:                                         Corporate Medical Director
----------------------------------------    and Director
    Martin G. Jacobs, M.D.


By: STANLEY B. AMSTERDAM                    Director                                  September 8, 2000
----------------------------------------
    Stanley B. Amsterdam


By: JEFFREY B. MENDELL                      Director                                  September 8, 2000
----------------------------------------
    Jeffrey B. Mendell


                                  EXHIBIT INDEX
Exhibit
Number   Exhibit
------   -------

5            Opinion of Pitney, Hardin, Kipp & Szuch LLP

10.47 Purchase Agreement dated as of June 7, 2000 by and between Continental Choice Care, Inc. and Lazar & Company I.G., LLC (1)

10.48 Common Stock Purchase Warrant Certificate dated August 21, 2000 issued by Continental Choice Care, Inc. to Lazar & Company I.G., LLC (1)

10.51 Common Stock Purchase Warrant Certificate dated August 21, 2000 issued by Continental Choice Care, Inc. to Alvin S. Trenk (1)

10.52 Common Stock Purchase Warrant Certificate dated August 21, 2000, issued by Continental Choice Care, Inc. to Steven L. Trenk (1)

10.53 Common Stock Purchase Warrant Certificate dated August 21, 2000, issued Continental Choice Care, Inc. to Martin G. Jacobs, M.D. (1)

10.54 Purchase Agreement dated as of August 31, 2000 by and between TechSys, Inc. and Technology Keiretsu, LLC (2)

10.55 Warrant to purchase 30,000 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.56 Warrant to purchase 3,750 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.57        Warrant to purchase  20,625  shares of Common Stock issued to Randy
             F. Rock

10.58        Warrant to purchase 20,625 shares of Common Stock issued to Michael
             J. Kollender

10.59 Warrant to purchase 10,000 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.60 Warrant to purchase 1,250 shares of Common Stock issued to Ryan, Beck & Co., Inc.

10.61        Warrant to purchase 6,875 shares of Common Stock issued to Randy F.
             Rock

10.62        Warrant to purchase  6,875 shares of Common Stock issued to Michael
             J. Kollender

10.63 Replacement Warrant Agreement dated October 3, 1996 between the Company and Josephthal & Co., Inc.

10.64 Replacement Warrant Agreement dated October 3, 1996 between the Company and Randy F. Rock

10.65 Warrant Agreement dated October 3, 1996 between the Company and John E. D'Elisa

10.66 Warrant Agreement dated October 3, 1996 between the Company and Mark E. Brefka

10.67 Warrant Agreement dated October 3, 1996 between the Company and Jerald Belofskey

10.68 Warrant to purchase 50,000 shares of Common Stock issued to Alliant Technologies, LLC

10.69 Warrant to purchase 100,000 shares of Common Stock issued to Holding Capital Management, LLC

10.70 Warrant to purchase 50,000 shares of Common Stock issued to The Equity Group, Inc.

23(a)        Consent of Arthur Andersen LLP

23(b)        Consent of Pitney,  Hardin,  Kipp & Szuch LLP (contained in Exhibit
             5) (3)

24 Power of Attorney (contained on the signature page of this Registration Statement) (3)

---------------------

(1) Incorporated by reference from the Company's Current Report on Form 8-K filed on September 5, 2000.

(2) Incorporated by reference from the Company's Current Report on Form 8-K filed on September 7, 2000.

(3)      Included elsewhere in this Registration Statement.